Exhibit 99.1

Synergy CHC (NASDAQ: SNYR) Taps Former Coca-Cola Executive to Lead Strategic Partnerships; Appoints Veteran Costco Buyer to Board of Directors

Board member Scott Woodburn transitions to Head of Strategic Partnerships to accelerate FOCUSfactor Energy Drink expansion

Former Costco Buyer Teresa Thompson brings nearly 40 years of retail expertise in vitamins and supplements

WESTBROOK, Maine, September 22, 2025 – Synergy CHC Corp. (NASDAQ: SNYR) (“Synergy” or the “Company), a leading consumer health and wellness company, today announced two key leadership changes: Scott Woodburn has been appointed to Head of Strategic Partnerships to drive the Company’s expansion in functional beverages, and Teresa Thompson has been appointed to Synergy’s Board of Directors (the “Board”), effective immediately. In connection with Woodburn’s new role, he has resigned from the Board. Thompson will also serve on the Audit, Compensation, and Nominating and Corporate Governance Committees, filling the positions previously held by Woodburn.

Scott Woodburn, who has served on Synergy’s Board since October 2024, brings over 30 years of executive leadership across the global beverage and consumer goods industries. A former Vice President of National and Global Accounts at Coca-Cola, he has led international brand growth, executed large-scale sales strategies, and built enduring partnerships with major retail and QSR chains. He also leads a beverage-focused consulting firm, serves as an advisor to investment bank Silverwood Partners, and most recently held the role of SVP of Sales at Fuling USA. With a proven track record scaling Fortune 500 brands, Woodburn is set to accelerate Synergy’s beverage innovation and market expansion in the rapidly growing $100B+ global energy and wellness drinks market.

“Scott’s appointment is a game-changer,” said Jack Ross, CEO of Synergy CHC Corp. “He’s scaled billion-dollar beverage brands, built elite global sales teams, and knows how to capture market share fast. His leadership will be pivotal as we grow our FOCUSfactor Energy Drink platform and compete in the high-demand better-for-you drinks space.”

New Director Appointment

Synergy has appointed Teresa Thompson to its Board of Directors, filling the vacancy created by Woodburn’s transition. Thompson is a seasoned retail executive with nearly four decades of experience at Costco Wholesale, including 29 years as a Pharmacy OTC Buyer. In that role, she oversaw the vitamins and supplements categories for Costco’s U.S. warehouses, managing vendor relationships, optimizing product assortments, and implementing strategic initiatives that enhanced the customer experience.

“Teresa brings unmatched expertise in the vitamins and supplements space, with deep knowledge of consumer health products and retail operations,” added Ross. “Her insights will be invaluable as we continue to scale the FOCUSfactor brand globally and expand our reach in wellness and functional nutrition.”

Functional Beverage Expansion Is Underway

Synergy’s entry into the functional drinks category is led by the launch of FOCUSfactor Energy Drinks, crafted with fast-acting B-vitamins and nootropics to enhance mental clarity and clean energy. These clean-label beverages align with Synergy’s flagship FOCUSfactor brain-health supplement—available in major retailers such as Costco, Walmart, Amazon, CVS, Walgreens, etc., and other top chains across the U.S., Canada, and the U.K.

“This is a rare opportunity to help shape a new leader in functional beverages,” said Scott Woodburn, Head of Strategic Partnerships at Synergy CHC Corp. “Synergy is gaining real momentum, and I’m excited to help drive scalable, long-term growth in this exciting vertical.”

About Synergy CHC Corp.

Synergy CHC Corp. develops and markets consumer health and wellness products, led by its flagship brands FOCUSfactor® and Flat Tummy®. FOCUSfactor®, a clinically studied brain health supplement and functional beverage line with a 25-year legacy, enjoys established distribution in the U.S., Canada, and the U.K. through major retailers including Costco, Walmart, Amazon, BJ’s, and Walgreens, among others. The brand continues to accelerate growth, penetrating new markets both domestically and internationally, with recent retail wins across mass, grocery, pharmacy, convenience, and wholesale channels poised to drive meaningful gains in late 2025. Flat Tummy® complements Synergy’s portfolio as a lifestyle brand focused on women’s wellness and weight management.

Investor Relations

Gateway Group
Cody Slach, Greg Robles
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SNYR@gateway-grp.com